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EXHIBIT 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003
(18 U.S.C. Section 1350)

        In connection with the accompanying Quarterly Report of Crosstex Energy, L.P., (the "Partnership") on Form 10-Q for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Barry E. Davis, President and Chief Executive Officer of Crosstex Energy GP, LLC, the general partner of Crosstex Energy GP, L.P., the general partner of the Partnership, hereby certify that:

        (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 14, 2003	/s/ BARRY E. DAVIS Barry E. Davis President and Chief Executive Officer (principal executive officer)

        A signed original of this written statement required by Section 906 has been provided to Crosstex Energy, L.P. and will be retained by Crosstex Energy, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 99.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003 (18 U.S.C. Section 1350)